Exhibit No. 10.1
SimplaGene USA, Inc.
Form SB-2


                          MASTER DISTRIBUTOR AGREEMENT

     This agreement made this 10th day of September, 2002 by and between Ningbo SimplaGene Institute, a Chinese Corporation having its principal offices at 181 Canghai Road, Ningbo, Zhejiang Province 315040, People's Republic of China (hereinafter called the "Company"), and SimplaGene USA, Inc., a Nevada Corporation having its principal office at 11900 Wayzata Blvd., Suite 100, Hopkins, Minnesota 55305 (hereinafter called the "Distributor").

1.   Appointment and Acceptance:

     The Company hereby appoints Distributor as its representative to promote the sale of the Products (as defined below) as agreed herein, and the Distributor hereby accepts the appointment and agrees to sell and promote the Company's Products pursuant to the terms of this agreement.

2.   Exclusive Territory:

     Distributor shall have the exclusive right to sell the Company's Products in the United States of America, Canada, and Mexico.

3.   Products and Prices:

     (a) Products. Company's Products shall mean gene sequence and other biologic information recorded in digital format on compact discs, manufactured by or on behalf of Company, and offered for sale by Distributor. Company's Products as of the effective date of this Agreement are limited to compact discs containing information on the Hepatitis Type B Virus and its variations. The
Company may, at any time and from time to time and at its sole discretion, add additional Products, or modify or update any Product. Company shall give Distributor timely notice of any such additions or changes.

     (b) Prices. Distributor shall purchase the Products from the Company at a 30% discount to the actual sale price of the Products to customers.

4.   Terms of Sale:

     (a) Distributor shall be responsible for all marketing and sales within the Territory and all costs and expenses associated therewith shall be borne by Distributor.

     (b) Distributor shall offer the Products to customers in the Territory at the prices specified by the Company from time to time by written notice to the Distributor; provided, that the Company will provide not less than 45 days advance written notice of any change in pricing for the Products. In the course of negotiating the sale of Products, the Company authorizes the Distributor to offer a discount from the price specified by the Company not to exceed ten percent of such price. Distributor shall not offer any other discounts greater than ten percent without the prior written approval of the Company.

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     (c) The Company  agrees to maintain at all times an  inventory  of not less than 20 versions of the Products offered by the Distributor hereunder at Distributor's facility. Distributor shall not be obligated to purchase any Product until such time as a Product is sold, and then shall pay the Company for said Product within 60 days of the date of sale, or within 10 days of receipt of payment for any Product sold, whichever is later.

     (d) The Company shall have the right to accept or reject the credit of any customer, and shall be liable for all credit risks and costs of collection in connection with the sale of the Product.

     (e) Defective Product will be replaced by the Company subject to the issuance of a Return Authorization from the Distributor upon confirmation by a representative of the Distributor that the Product is, in fact, defective.

5.   Term of Agreement

     The initial term of this agreement shall be until December 31, 2004, and shall be renewed for a minimum of four (4) additional one (1) year periods thereafter, unless earlier terminated as provided in paragraph 7 below. Either party may terminate this agreement at the end of the initial or any subsequent renewal term by written notice to the other party given not less than 60 days prior to the end of the initial or renewal term, as the case may be.

6.   Representative Relationship and Conduct of Business:

Distributor shall:

     (a)  Maintain a sales office in the territory.
     (b)  Use its reasonable best efforts to promote and sell the Products.
     (c) Conduct all of its business in its own name, unless otherwise agreed to in writing;
     (d)  Represent the Company and the Products in a  professional  manner;
     (e)  Supply a credit application to the Company for each new credit account
     (f)  Pay all expenses  whatever of its office and activities; and
     (g)  Be responsible for the acts and expenses of its employees.

The Company shall:

     (a) Be solely responsible for the design, development, supply, production and performance of its Products and the protection of its patents, copyrights, trademarks, and trade names;
     (b) Indemnify and hold Distributor harmless from any and all claims, losses, damages, or expenses in connection with any legal proceedings or actions brought against Distributor resulting from sales of the Product including patent, copyright, and/or trademark infringement resulting from sale of Product within the territory; and
     (c) Furnish, at its discretion and at no expenses to Distributor, reasonable numbers of samples, catalogs, literature and other materials developed or used from time to time by the Company for the promotion and sale of its Products.

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7.    Termination:

     This agreement may be terminated by Company on not less than thirty days advance written notice should Distributor:

     (a) Become insolvent or bankrupt, refuse or neglect to use its best efforts to create a demand for the Products in the Territory, disregard or violate applicable laws, or otherwise commit a material breach of this Agreement, and fail to commence proceedings to remedy any of the foregoing within thirty days after written notice thereof is given to the Distributor by the Company and thereafter fail to proceed diligently in remedying the same; or

     (b) Fail to make prompt payment to Company for the Products and fail to remedy the same within sixty days after written notice thereof is given to the Distributor by the Company.

     This agreement may be terminated by Distributor at its sole discretion upon 30 days written notice to the Company.

8.   Independent Contractor Status:

     Nothing in this Agreement shall be construed to constitute the Distributor as the partner, employee or agent of the Company; nor shall either party have any authority to bind the other in any respect, it being intended that each shall remain an independent contractor responsible only for its own actions. No parties other than the Company and the Distributor are intended to be a beneficiary of the rights and obligations set forth in this Agreement.

9.   Severability:

     If any part of this agreement shall be determined to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect provided that the part of this Agreement thus invalidated or declared unenforceable is not essential to the intended operation of this Agreement.

10.  Waiver:

     No waiver of any provision or default under this Agreement shall affect the right of either party to enforce such provision or to exercise any right or remedy in the event of any other default, whether or not similar, at a later time.

11.  Entire Agreement:

     This Agreement, which contains the entire understanding of the parties, shall supersede any other oral or written agreements, and shall be binding upon and inure to the benefit of the parties' successors and assigns. It may not be modified in any way without the written consent of both parties. Distributor shall not have the right to assign this agreement in whole or in part without the Company's written consent.

12.  Governing Law:

     This agreement shall be construed according to the laws of the State of Minnesota.

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13.  Disputes and Arbitration:

     The parties agree that any disputes or questions arising hereunder including the construction or application of this agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association then in force, and that the arbitration hearings shall be held in Minneapolis, Minnesota. If the parties cannot agree upon an arbitrator within ten days after demand by either of them, either or both parties may request the American Arbitration Association to name a panel of five arbitrators. The Company shall strike the names of two on the list, the Distributor shall then strike two names, and the remaining name shall be the arbitrator. The decision of the arbitrator shall be final and binding upon the parties both as to law and to fact, and shall not be appealed to any court in any jurisdiction. The expenses of the arbitrator shall be shared equally by both parties, unless the arbitrator determines that the expenses shall be otherwise assessed.

14.  Notices:

     All notices, demands or other communications by either party to the other shall be in writing and shall be considered to have been received upon delivery by any international courier service, and all such notices given by courier shall be sent and addressed to the principal office address for the parties as stated herein until such time as another address is given by notice pursuant to this provision.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written in multiple counterparts, each of which shall be considered an original.


Ningbo SimplaGene Institute                     SimplaGene USA, Inc.

By: /s/ Xiaoying Wang                           By: /s/ Craig Laughlin

Title: Director                                 Title: Vice President

Date: September 21, 2002                        Date: September 23, 2002


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